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                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 25, 1999
                                                         ----------------

                                 InterDent, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)

     Delaware                     000-25549                    95-4710504
   -----------                  -------------                ---------------
 (State or other           (Commission File Number)           (IRS Employer
 jurisdiction of                                           Identification No.)
 incorporation)


   222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245-4340
-------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (310) 765-2400



                                       N/A
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5. Other Events.

InterDent, Inc. (the "Company") announced that it has entered into an Agreement and Plan of Merger pursuant to which a newly formed entity, to be owned by an acquiring group which includes Green Equity Investors III, L.P., certain of the Company's significant noteholders and stockholders and members of the Company's management, will merge with and into the Company, with the Company as the surviving corporation. In the merger, the Company's stockholders, other than the stockholders participating in the acquiring group, will receive $9.50 per share in cash for each outstanding share of the Company's Common Stock.

The merger agreement was approved by the Board of Directors of the Company following the unanimous recommendation by a special committee of independent directors. Deutsche Bank Securities Inc. is acting as financial advisor to the Special Committee and has rendered its opinion to the Special Committee that, as of the date of such opinion, the cash consideration to

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be received in the merger by the Company's stockholders (other than stockholders participating in the newly formed entity) is fair from a financial point of view.

Consummation of the merger is subject to, among other things, (i) approval by the holders of at least a majority of the Company's outstanding capital stock entitled to vote on the merger, (ii) receipt of financing for the transaction as provided in the merger agreement and (iii) receipt of all necessary regulatory and third party approvals. The merger is currently expected to be completed in the first quarter of 2000.

The merger agreement, filed herewith as Exhibit 2.1 and the Company's press release, filed herewith as Exhibit 99.1, are each incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

         The following exhibits are filed as part of this report:

          2.1 Agreement and Plan of Merger, by and between ID Recap, Inc. and InterDent, Inc., dated October 22, 1999.


         99.1     Press Release of the Company, dated October 22, 1999.


                                    SIGNATURE


         Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                INTERDENT, INC.




Dated: October 22, 1999                           By:    /s/ Michael T. Fiore
                                                       -------------------------
                                                       Michael T. Fiore
                                                       Co-Chairman and Chief
                                                       Executive Officer

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                                  Exhibit Index


EXHIBIT NO.       DESCRIPTION

 2.1              Agreement and Plan of Merger, by and between ID Recap, Inc.
                  and InterDent, Inc., dated October 22, 1999.

99.1              Press Release of the Company, dated October 22, 1999.